                                                                     EXHIBIT 4.1


                               USA NETWORKS, INC.
                                    USANi LLC

                                     Issuers

                         THE GUARANTORS PARTIES HERETO,

                                       AND

                      THE CHASE MANHATTAN BANK, as TRUSTEE

                          6 3/4 % Senior Notes Due 2005

                                    INDENTURE

                         Dated as of November 23, 1998

                              CROSS-REFERENCE TABLE

    Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

TIA                                                               Indenture
Section                                                            Section

310(a)(1)                ..........................................       7.10
   (a)(2)                ..........................................       7.10
   (a)(3)                ..........................................       N.A.
   (a)(4)                ..........................................       N.A.
   (b)                   ..........................................    7.8; 7.10
   (c)                   ..........................................       N.A.
311(a)                   ..........................................       7.11
   (b)                   ..........................................       7.11
   (c)                   ..........................................       N.A.
312(a)                   ..........................................       2.5
   (b)                   ..........................................       10.3
   (c)                   ..........................................       10.3
313(a)                   ..........................................       7.6
   (b)(1)                ..........................................       N.A.
   (b)(2)                ..........................................       7.6
   (c)                   ..........................................       7.6
   (d)                   ..........................................       7.6
314(a)                   ..........................................    4.8
                                                                   4.4; 10.2
   (b)                   ..........................................       N.A.
   (c)(1)                ..........................................       10.4
   (c)(2)                ..........................................       10.4
   (c)(3)                ..........................................       N.A.
   (d)                   ..........................................       N.A.
   (e)                   ..........................................       10.5
   (f)                   ..........................................       4.8
315(a)                   ..........................................       7.1
   (b)                   ..........................................       7.5
   (c)                   ..........................................       7.1
   (d)                   ..........................................       7.1
   (e)                   ..........................................       6.11
316(a)(last sentence)    ..........................................      10.6
   (a)(1)(A)             ..........................................       6.5
   (a)(1)(B)             ..........................................       6.4
   (a)(2)                ..........................................       N.A.
   (b)                   ..........................................       6.7
317(a)(1)                ..........................................       6.8
   (a)(2)                ..........................................       6.9
   (b)                   ..........................................       2.4

318(a)                   ..........................................       10.1

                         N.A. means Not Applicable.

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

                                TABLE OF CONTENTS


                                    ARTICLE I

              Definitions and Incorporation by Reference.......................1
SECTION 1.1.  Definitions......................................................1
SECTION 1.2.  Other Definitions................................................6
SECTION 1.3.  Incorporation by Reference of Trust Indenture Act................7
SECTION 1.4.  Rules of Construction............................................7
SECTION 1.5.  One Class of Securities..........................................7

                                           ARTICLE II

              The Securities...................................................8
SECTION 2.1.  Form and Dating..................................................8
SECTION 2.2.  Execution and Authentication....................................13
SECTION 2.3.  Registrar and Paying Agent......................................15
SECTION 2.4.  Paying Agent To Hold Money in Trust.............................15
SECTION 2.5.  Securityholder Lists............................................15
SECTION 2.6.  Transfer and Exchange...........................................16
SECTION 2.7.  Form of Certificate to be Delivered in Connection with
              Transfers to Institutional Accredited Investors.................19
SECTION 2.8.  Form of Certificate to be Delivered in Connection with
              Transfers Pursuant to Regulation S..............................19
SECTION 2.9.  Business Days...................................................19
SECTION 2.10.  Replacement Securities.........................................19
SECTION 2.11.  Outstanding Securities.........................................19
SECTION 2.12.  Temporary Securities...........................................20
SECTION 2.13.  Cancellation...................................................20
SECTION 2.14.  Defaulted Interest.............................................20
SECTION 2.15.  CUSIP Numbers..................................................20

                                           ARTICLE III

              Redemption......................................................21
SECTION 3.1.  Notices to Trustee..............................................21
SECTION 3.2.  Selection of Securities to be Redeemed..........................21
SECTION 3.3.  Notice of Redemption............................................21
SECTION 3.4.  Effect of Notice of Redemption..................................22
SECTION 3.5.  Deposit of Redemption Price.....................................22
SECTION 3.6.  Securities Redeemed in Part.....................................22

                                           ARTICLE IV

              Covenants.......................................................23
SECTION 4.1.  Payment of Securities...........................................23
SECTION 4.2.  Limitations on Liens. ..........................................23
SECTION 4.3.  Limitation on Sale and Lease-Back Transactions..................25
SECTION 4.4.  Future Guarantors...............................................26

SECTION 4.5.  Compliance Certificate..........................................26
SECTION 4.6.  Further Instruments and Acts....................................26
SECTION 4.7.  Maintenance of Office or Agency.................................26
SECTION 4.8.  Existence.......................................................26
SECTION 4.9.  SEC Reports.....................................................26

                                            ARTICLE V

              Successor Issuers...............................................27
SECTION 5.1.  When the Issuers May Merge or Transfer Assets...................27

                                           ARTICLE VI

               Defaults and Remedies..........................................27
SECTION 6.1.   Events of Default..............................................27
SECTION 6.2.   Acceleration...................................................29
SECTION 6.3.   Other Remedies.................................................30
SECTION 6.4.   Waiver of Past Defaults........................................30
SECTION 6.5.   Control by Majority............................................30
SECTION 6.6.   Limitation on Suits............................................30
SECTION 6.7.   Rights of Holders To Receive Payment...........................31
SECTION 6.8.   Collection Suit by Trustee.....................................31
SECTION 6.9.   Trustee May File Proofs of Claim...............................31
SECTION 6.10.  Priorities.....................................................31
SECTION 6.11.  Undertaking for Costs..........................................32
SECTION 6.12.  Waiver of Stay or Extension Laws...............................32

                                           ARTICLE VII

               Trustee........................................................32
SECTION 7.1.   Duties of Trustee..............................................32
SECTION 7.2.   Rights of Trustee..............................................33
SECTION 7.3.   Individual Rights of Trustee...................................34
SECTION 7.4.   Trustee's Disclaimer...........................................34
SECTION 7.5.   Notice of Defaults.............................................34
SECTION 7.6.   Reports by Trustee to Holders..................................35
SECTION 7.7.   Compensation and Indemnity.....................................35
SECTION 7.8.   Replacement of Trustee.........................................36
SECTION 7.9.   Successor Trustee by Merger....................................37
SECTION 7.10.  Eligibility; Disqualification..................................37
SECTION 7.11.  Preferential Collection of Claims Against the Issuers..........37

                                          ARTICLE VIII

              Discharge of Indenture; Defeasance..............................37
SECTION 8.1.  Discharge of Liability on Securities; Defeasance................37
SECTION 8.2.  Conditions to Defeasance........................................38
SECTION 8.3.  Application of Trust Money......................................39
SECTION 8.4.  Repayment to the Issuers........................................40
SECTION 8.5.  Indemnity for Government Obligations............................40
SECTION 8.6.  Reinstatement...................................................40

                                           ARTICLE IX

              Amendments......................................................40
SECTION 9.1.  Without Consent of Holders......................................40
SECTION 9.2.  With Consent of Holders.........................................41
SECTION 9.3.  Compliance with Trust Indenture Act.............................42
SECTION 9.4.  Revocation and Effect of Consents and Waivers...................42
SECTION 9.5.  Notation on or Exchange of Securities...........................42
SECTION 9.6.  Trustee To Sign Amendments......................................43
SECTION 9.7.  Payment for Consent.............................................43

                                            ARTICLE X

               Guarantee......................................................43
SECTION 10.1.  Guarantee......................................................43
SECTION 10.2.  Limitation on Liability; Termination, Release and Discharge....44
SECTION 10.3.  Right of Contribution..........................................45
SECTION 10.4.  No Subrogation.................................................45

                                           ARTICLE XI

               Miscellaneous..................................................46
SECTION 11.1.  Trust Indenture Act Controls...................................46
SECTION 11.2.  Notices........................................................46
SECTION 11.3.  Communication by Holders with other Holders....................47
SECTION 11.4.  Certificate and Opinion as to Conditions Precedent.............47
SECTION 11.5.  Statements Required in Certificate or Opinion..................47
SECTION 11.6.  When Securities Disregarded....................................47
SECTION 11.7.  Rules by Trustee, Paying Agent and Registrar...................48
SECTION 11.8.  Governing Law..................................................48
SECTION 11.9.  No Recourse Against Others.....................................48
SECTION 11.10.  Successors....................................................48
SECTION 11.11.  Multiple Originals............................................48
SECTION 11.12.  Variable Provisions...........................................48
SECTION 11.13.  Qualification of Indenture....................................48
SECTION 11.14.  Table of Contents; Headings...................................49

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                                                       Page
Exhibit A    -  Form of Initial Security
Exhibit B    -  Form of Exchange Security
Exhibit C    -  Form of Subsidiary Guarantee

INDENTURE, dated as of November 23, 1998, among USA Networks, Inc., a Delaware corporation (the "Company"), USANi LLC, a limited liability company organized under the laws of the state of Delaware ("USANi LLC" and, together with the Company, the "Issuers"), the Guarantors (as defined), and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of Holders of the Issuers' joint and several
6 3/4% Senior Notes due 2005 (the "Initial Securities") and, if and when issued in exchange for Initial Securities as provided in the Registration Rights Agreement, the Issuers' joint and several 6 3/4% Senior Notes due 2005 (the "Exchange Securities" and, together with the Initial Securities, the "Securities"):


                                    ARTICLE I

                   Definitions and Incorporation by Reference

         SECTION 1.1. Definitions.

         "Additional Interest" shall have the meaning assigned to such term in the Registration Rights Agreement.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board of Directors.

         "Business Day" means a day which is not, in New York City, a Saturday, Sunday, legal holiday or other day on which banking institutions are authorized or obligated by law to close.

         "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, partnership interests and limited liability company membership interests, but excluding any debt securities convertible into such equity.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Consolidated Net Assets" means, as to the Company, as of any particular time the aggregate amount of assets of the Company and its consolidated Subsidiaries at the end of the most recently completed fiscal quarter after deducting therefrom, to the extent otherwise included, all current liabilities except for (a) notes and loans payable, (b) current maturities of long-term debt and (c) current maturities of obligations under capital leases, all as set forth on the consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of such fiscal quarter (which may be year end) and computed in accordance with GAAP.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. A Person shall be deemed to Control another Person if such Person (i) is an officer or director of such other Person or (ii) directly or indirectly owns or controls 10% or more of such other Person's capital stock. "Controlling" and "Controlled" have meanings correlative thereof.

         "Corporate Trust Office" means the principal office of the Trustee at which any particular time its corporate trust business shall be administered which office at the date of the execution of the Indenture is located at 450 West 33rd Street, 15th Floor, New York, New York 10001, Attention: Corporate Trust Administration or at any other time at such other address as the Trustee may designate from time to time by notice to the Holders.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "DTC" means The Depository Trust Company, its nominees and their respective successors and assigns.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Credit Agreement" means (i) the credit agreement, dated as of February 12, 1998, as may be amended from time to time, among the Company, USANi LLC, as borrower, the lenders party thereto, The Chase Manhattan Bank, as administrative agent and collateral agent, and Bank of America National Trust & Savings Association and The Bank of New York, as co-documentation agents, and
(ii) any renewal, extension, refunding, replacement or refinancing thereof.

         "Existing Credit Agreement Guarantor" means every Subsidiary of either of the Issuers that is a guarantor under the Existing Credit Agreement from time to time; provided that, to the extent that any or all of such Subsidiaries cease to be guarantors under the Existing Credit Agreement, such Subsidiaries shall cease to be Existing Credit Agreement Guarantors.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

         "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date.

         "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

         "Guarantee" means, individually, any guarantee of payment of the Securities by a Guarantor pursuant to the terms of this Indenture, and, collectively, all such Guarantees. Each such Guarantee by any Person that becomes an Existing Credit Agreement Guarantor after the Issue Date will be in the form set forth in Exhibit C of this Indenture.

         "Guarantor" means each Subsidiary of either of the Issuers (except for (i) USANi LLC, (ii) Foreign Subsidiaries and (iii) any other Subsidiary that is not an Existing Credit Agreement Guarantor) and any other Person that becomes an Existing Credit Agreement Guarantor; provided that, to the extent that any or all of such Subsidiaries cease to be Existing Credit Agreement Guarantors, such Subsidiaries shall cease to be Guarantors.

         "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

         "Incur" means issue, assume, guarantee, incur or otherwise become liable for.

         "Indebtedness" means, with respect to any Person, obligations (other than Non-Recourse Obligations, the Securities or the Guarantees) of such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Initial Purchasers" means Chase Securities Inc., Bear, Stearns & Co. Inc., BNY Capital Markets, Inc. and NationsBanc Montgomery Securities LLC.

         "Issue Date" means the date on which the Initial Securities are originally issued.


         "Nonrecourse Obligation" means indebtedness or other obligations substantially related to (i) the acquisition of assets not previously owned by either Issuer, any Guarantor or any of their respective Subsidiaries or (ii) the financing of a project involving the development or expansion of properties of the Issuer, any Guarantor or any of their respective Subsidiaries, as to which the obligee with respect to such indebtedness or obligation has no recourse to the Issuers, any Guarantor or any of their respective Subsidiaries or any assets of the Issuer, any Guarantor or any of their respective Subsidiaries other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

         "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Vice Chairman, any Vice President, the Treasurer, the Chief Financial Officer or the Secretary of either of the Issuers, as applicable.

         "Officers' Certificate" means a certificate signed by any two Officers of an Issuer.

         "Opinion of Counsel" means a written opinion from Howard, Smith & Levin LLP or any other legal counsel to the Issuers who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuers.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Principal" means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time; provided, however, that for purposes of calculating any such premium, the term "principal" shall not include the premium with respect to which such calculation is being made.

         "Purchase Agreement" means the Purchase Agreement dated November 18, 1998 among the Issuers, the Significant Guarantors and the Initial Purchasers.

         "Registered Exchange Offer" means the offer by the Issuers, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities and the related Guarantees, a like aggregate principal amount of Exchange Securities and related Guarantees registered under the Securities Act.

         "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of November 23, 1998 among the Issuers, the Guarantors and the Initial Purchasers.

         "Restricted Period" means the 40 consecutive days beginning on and including the later of (A) the day on which the Initial Securities are offered to persons other than distributors (as defined in Regulation S under the Securities Act) and (B) the Issue Date.

         "Restricted Securities Legend" means the Private Placement Legend set forth in clause (A) of Section 2.1(c) or the Regulation S Legend set forth in clause (B) of Section 2.1(c), as applicable.

         "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby either of the Issuers or any of their respective Subsidiaries transfers such property to a Person (other than either of the Issuers or any of their respective Subsidiaries) and either of the Issuers or any of their respective Subsidiaries leases it from such Person.

         "SEC" means the U.S. Securities and Exchange Commission, or any successor agency.

         "Securities" means the Initial Securities and the Exchange Securities issued or to be issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Custodian" means the custodian with respect to a Global Security (as appointed by DTC), or any successor person thereto and shall initially be the Trustee.

         "Significant Guarantors" means, collectively, Ticketmaster Group, Inc., Home Shopping Network, Inc. and USA Broadcasting, Inc.

         "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Issuers unless such contingency has occurred).

         "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled (within the meaning of the first sentence of the definition of "Control"), by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendments, the Trust Indenture Act of 1939 as so amended.

         "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means such successor.

         "Trust Officer" means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any vice president, second vice president, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Indenture, and also, with respect to a particular matter, any other officer, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the Issuers' option.


         SECTION 1.2. Other Definitions.

                                                                      Defined in
         Term                                                           Section

"Agent Members".......................................................    2.1(d)
"Affiliate"...........................................................   11.6
"Attributable Debt"...................................................    4.3
"Authenticating Agent"................................................    2.2
"Bankruptcy Law"......................................................    6.1
"covenant defeasance option"..........................................    8.1(b)
"Custodian"...........................................................    6.1
"Definitive Securities"...............................................    2.1(e)
"Exchange Global Note"................................................    2.1
"Event of Default"....................................................    6.1
"Global Securities"...................................................    2.1(a)
"IAI".................................................................    2.1
"Institutional Accredited Investor Note"..............................    2.1
"Issuer Order"........................................................    2.2
"legal defeasance option".............................................    8.1(b)
"Obligations".........................................................   10.1
"QIBs"................................................................    2.1(a)
"Paying Agent"........................................................    2.3
"Private Placement Legend"............................................    2.1(c)
"Registrar"...........................................................    2.3
"Regulation S"........................................................    2.1(a)

"Regulation S Global Note"............................................    2.1
"Regulation S Legend".................................................    2.1
"Regulation S Note"...................................................    2.1
"Release Date"........................................................    2.1
"Resale Restriction Termination Date".................................    2.6
"Rule 144A"...........................................................    2.1(a)
"Rule 144A Global Note"...............................................    2.1
"Rule 144A Note"......................................................    2.1
"Successor Company"...................................................    5.1

         SECTION 1.3. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

         "Commission" means the SEC.

         "indenture securities" means the Securities.

         "indenture security holder" means a Holder.

         "indenture to be qualified" means this Indenture.

         "indenture trustee" or "institutional trustee" means the Trustee.

         "obligor" on the indenture securities means the Issuers and any other obligor on the indenture securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

         SECTION 1.4. Rules of Construction. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limitation;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.

         SECTION 1.5. One Class of Securities. The Initial Securities and the Exchange Securities shall vote and consent together on all matters as one class and neither of the Initial Securities nor the Exchange Securities shall have the right to vote or consent as a separate class on any matter. The Initial Securities and the Exchange Securities shall together be deemed to be a separate series under this Indenture.

                                   ARTICLE II

                                 The Securities

         SECTION 2.1. Form and Dating. (a) The Initial Securities are being offered and sold by the Issuers to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Securities will be resold initially by the Initial Purchasers only to (A) qualified institutional buyers (as defined in Rule 144A under the Securities Act ("Rule 144A")) in reliance on Rule 144A ("QIBs") and (B) Persons other than U.S. Persons (as defined in Regulation S under the Securities Act ("Regulation S")) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to among others, QIBs, purchasers in reliance on Regulation S and IAIs in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein.

         Initial Securities offered and sold to qualified institutional buyers in the United States of America in reliance on Rule 144A (the "Rule 144A Note") will be issued on the Issue Date in the form of a permanent global Security, without interest coupons, substantially in the form of Exhibit A, which is incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (the "Rule 144A Global Note"), deposited with the Trustee, as custodian for DTC, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided. The Rule 144A Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

         Initial Securities offered and sold outside the United States of America (the "Regulation S Note") in reliance on Regulation S will be issued on the Issue Date in the form of a permanent global Security, without interest coupons, substantially in the form set forth in Exhibit A, which is incorporated by reference and made a part of this Indenture, including appropriate legends as set forth in Section 2.1(c) (the "Regulation S Global Note") deposited with the Trustee, as custodian for DTC, duly executed by the Issuers and authenticated by the

Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

         Initial Securities resold to institutional "accredited investors" (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs ("IAIs") in the United States of America (the "Institutional Accredited Investor Note") will be issued in the form of a permanent global Security substantially in the form of Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, together with appropriate legends as set forth in Section 2.1(c) (the "Institutional Accredited Investor Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by the Depositary's rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

         Exchange Securities exchanged for interests in the Rule 144A Note, the Regulation S Note and the Institutional Accredited Investor Note will be issued in the form of a permanent global Security substantially in the form of Exhibit B hereto, which is hereby incorporated by reference and made a part of this Indenture, deposited with the Trustee as hereinafter provided, including the appropriate legend set forth in Section 2.1(c) (the "Exchange Global Note"). The Exchange Global Note may be represented by more than one certificate, if so required by DTC's rules regarding the maximum principal amount to be represented by a single certificate.

         The Rule 144A Global Note, the Regulation S Global Note, the Institutional Accredited Investor Global Note and the Exchange Global Note are sometimes collectively herein referred to as the "Global Securities."

         The principal of (and premium, if any) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.3; provided, however, that, at the option of the Issuers, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Securities represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC. Payments in respect of Securities represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by DTC.

         (b) Denominations. The Securities shall be issuable only in fully registered form, without coupons, and only in denominations of $1,000 and any integral multiple thereof.

         (c) Restrictive Legends. Unless and until (i) an Initial Security is sold under an effective registration statement or (ii) an Initial Security is exchanged for an Exchange Security in connection with an effective registration statement, in each case pursuant to the Registration Rights Agreement or a similar agreement,

         (A) the Rule 144A Global Note and the Institutional Accredited Investor Global Note shall bear the following legend (the "Private Placement Legend") on the face thereof:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL

         ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF $250,000 OF SECURITIES, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) AND
         (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."; and

         (B) the Regulation S Global Note shall bear the following legend (the "Regulation S Legend") on the face thereof:

         "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT ("REGULATION S"), (2) BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE

         501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A TRANSACTION INVOLVING A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR
         (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND IN THE CASE OF THE FOREGOING CLAUSE (E), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE COMPANY AND THE TRUSTEE. THIS LEGEND WILL BE REMOVED AFTER 40 CONSECUTIVE DAYS BEGINNING ON AND INCLUDING THE LATER OF (A) THE DAY ON WHICH THE SECURITIES ARE OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN REGULATION S) AND (B) THE DATE OF THE CLOSING OF THE ORIGINAL OFFERING. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

         (C) The Global Securities, whether or not an Initial Security, shall bear the following legend on the face thereof:

         "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO

         TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

         (d) Book-Entry Provisions. (i) This Section 2.1(d) shall apply only to Global Securities deposited with the Trustee, as custodian for DTC.

         (ii) Each Global Security initially shall (x) be registered in the name of DTC for such Global Security or the nominee of DTC, (y) be delivered to the Trustee as custodian for DTC and (z) bear legends as set forth in Section 2.1(c).

         (iii) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by DTC or by the Trustee as the custodian of DTC or under such Global Security, and DTC may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices of DTC governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

         (iv) In connection with any transfer of a portion of the beneficial interest in a Global Security pursuant to subsection (e) of this Section to beneficial owners who are required to hold Definitive Securities, the Securities Custodian shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Issuers shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like tenor and amount.

         (v) In connection with the transfer of an entire Global Security to beneficial owners pursuant to subsection (e) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

         (vi) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (e) Definitive Securities. (i) Except as provided below, owners of beneficial interests in Global Securities will not be entitled to receive certificated Securities ("Definitive Securities"). If required to do so pursuant to any applicable law or regulation, beneficial owners may obtain Definitive Securities in exchange for their beneficial interests in a Global Security upon written request in accordance with DTC's and the Registrar's procedures. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (a) DTC notifies the Issuers that it is unwilling or unable to continue as depositary for such Global Security or DTC ceases to be a clearing agency registered under the Exchange Act, at a time when DTC is required to be so registered in order to act as depositary, and in each case a successor depositary is not appointed by the Issuers within 90 days of such notice or, (b) each Issuer executes and delivers to the Trustee and Registrar an Officers' Certificate stating that such Global Security shall be so exchangeable or (c) an Event of Default has occurred and is continuing and the Registrar has received a request from DTC.

         (ii) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d)(iv) or (v) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(c).



         SECTION 2.2. Execution and Authentication. One Officer of each Issuer shall sign the Securities for each of the Issuers by manual or facsimile signature and may be imprinted or otherwise reproduced.

         If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

         A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security. The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.

         At any time and from time to time after the execution and delivery of this Indenture, the Trustee shall authenticate and make available for delivery:
(1) Initial Securities for original issue on the Issue Date in an aggregate principal amount of $500 million, and (2) Exchange Securities for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Securities of an equal principal amount, in each case upon a written order of the Issuers signed by two Officers of each Issuer or by one Officer and an Assistant Treasurer or Assistant Secretary of each Issuer (an "Issuer Order"). Such Issuer Order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of notes which may be authenticated and delivered under this Indenture is limited to $500 million outstanding, except for Securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Securities of the same class pursuant to Section 2.6, Section

2.10, Section 2.11, Section 3.6, Section 9.5 and except for transactions similar to the Registered Exchange Offer.

         The Trustee may appoint an agent (the "Authenticating Agent") reasonably acceptable to the Issuers to authenticate the Securities. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

         In case an Issuer, pursuant to Article V, or any Guarantor, pursuant to
Article X, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which an Issuer or any Guarantor shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article V or Article X, as the case may be, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Issuer Order of the successor Person, shall authenticate and deliver Securities as specified in such order for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 2.2 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

         SECTION 2.3. Registrar and Paying Agent. The Issuers shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuers may have one or more additional paying agents. The term "Paying Agent" includes any such additional paying agent.

         In the event the Issuers shall retain any Person not a party to this Indenture as an agent hereunder, the Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuers shall notify the Trustee of the name and address of each such agent. If the Issuers fail to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to
Section 7.7. The Issuers shall be responsible for the fees and compensations of all agents appointed or approved by it. Either of the Issuers or any of their respective domestically incorporated wholly owned Subsidiaries may act as Paying Agent.

         Each of the Issuers initially appoints the Trustee as Registrar and Paying Agent for the Securities.

         SECTION 2.4. Paying Agent To Hold Money in Trust. By no later than 1:00 p.m. (New York City time) on the date on which any Principal or interest (including any Additional Interest) on any Security is due and payable, the Issuers shall deposit with the Paying Agent a sum sufficient to pay such Principal or interest (including any Additional Interest) when due. The Issuers shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of Principal of or interest (including any Additional Interest) on the Securities and shall notify the Trustee in writing of any default by the Issuers or any Guarantor in making any such payment. If either of the Issuers or any of their respective Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuers at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Issuers or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to either of the Issuers, the Trustee shall serve as Paying Agent for the Securities.

         SECTION 2.5. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuers shall cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

         SECTION 2.6. Transfer and Exchange.

         (a) The following provisions shall apply with respect to any proposed transfer of a Rule 144A Note or an Institutional Accredited Investor Note prior to the date which is two years after the later of the date of its original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date"):

                  (i) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee in the form of an assignment on the reverse of the certificate that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.7 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                  (iii) a transfer of a Rule 144A Note or an Institutional Accredited Investor Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them.

         (b) The following provisions shall apply with respect to any proposed transfer of a Regulation S Note prior to the expiration of the Restricted
Period:

                  (i) a transfer of a Regulation S Note or a beneficial interest therein to a QIB shall be made upon the representation of the transferee, in the form of assignment on the reverse of the certificate, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A;

                  (ii) a transfer of a Regulation S Note or a beneficial interest therein to an IAI shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in
         Section 2.7 from the proposed transferee and, if requested by the Issuers or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them; and

                  (iii) a transfer of a Regulation S Note or a beneficial interest therein to a Non-U.S. Person shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Section 2.8 hereof from the proposed transferee and, if requested by the Issuers or the Trustee, receipt by the Trustee or its agent of an opinion of counsel, certification and/or other information satisfactory to each of them.

         After the expiration of the Restricted Period, interests in the Regulation S Note may be transferred without requiring certification set forth in Section 2.7, Section 2.8 or any additional certification.

         (c) Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities not bearing a Restricted Securities Legend, the Registrar shall deliver Securities that do not bear a Restricted Securities Legend. Upon the transfer, exchange or replacement of Securities bearing a Restricted Securities Legend, the Registrar shall deliver only Securities that bear a Restricted Securities Legend unless there is delivered to the Registrar an Opinion of Counsel to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

         (d) Each Issuer shall deliver to the Trustee an Officers' Certificate setting forth the Resale Restriction Termination Date and the Restricted Period.

         The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.1 or this Section 2.6. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

         (e) Obligations with Respect to Transfers and Exchanges of Securities.

                  (i) To permit registrations of transfers and exchanges, the Issuers shall, subject to the other terms and conditions of this
         Section 2, execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuers may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charges payable upon exchange or transfer pursuant to Sections 3.6 or 9.5.

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning (1) 15 days before the mailing of a notice of an offer to repurchase or redeem Securities and ending at the close of business on the day of such mailing or (2) 15 days before an interest payment date and ending on such interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuers, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) Any Definitive Security delivered in exchange for an interest in a Global Security pursuant to Section 2.1(d) shall, except as otherwise provided by Section 2.6(c), bear the applicable legend regarding transfer restrictions applicable to the Definitive Security set forth in Section 2.1(c).

                  (vi) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         (f) No Obligation of the Trustee. (i) The Trustee and the Issuers shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, DTC or other Person with respect to the accuracy of the records of DTC or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than DTC) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Securities shall be given or made only to or upon the order of the registered Holders (which shall be DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through DTC subject to the applicable rules and procedures of DTC. The Trustee and the Issuers may conclusively rely and shall be fully protected in relying upon information furnished by DTC with respect to its members, participants and any beneficial owners.

         (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

         SECTION 2.7. Form of Certificate to be Delivered in Connection with Transfers to Institutional Accredited Investors.

         Attached hereto as Exhibit D is a form of certificate to be delivered in connection with transfers to Institutional Accredited Investors.

         SECTION 2.8. Form of Certificate to be Delivered in Connection with Transfers Pursuant to Regulation S.

         Attached hereto as Exhibit E is a form of certificate to be delivered in connection with transfers pursuant to Regulation S.

         SECTION 2.9. Business Days. If a payment date is on a date that is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period. If a regular record date is on a day that is not a Business Day, the record date shall not be affected.

         SECTION 2.10. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security shall provide the Issuers and the Trustee with evidence to their satisfaction that the Security has been lost, destroyed or wrongfully taken, the Issuers shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. In addition, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee, the Paying Agent and the Registrar from any loss which any of them may suffer if a Security is replaced. The Issuers and the Trustee may charge the Holder for their expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of each of the Issuers.

         SECTION 2.11. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled, those delivered for cancellation and those described in this Section 2.11 as not outstanding. A Security does not cease to be outstanding because an Issuer or an Affiliate of an Issuer holds the Security.

         If a Security is replaced pursuant to Section 2.10, it ceases to be outstanding unless the Trustee and the Issuers receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

         If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all Principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.12. Temporary Securities. Until definitive Securities are ready for delivery, the Issuers may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuers consider appropriate for temporary Securities. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Securities. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency maintained by the Issuers for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, each of the Issuers shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities representing an equal principal amount of Securities. Until so exchanged, the Holder of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a Holder of definitive Securities.

         SECTION 2.13. Cancellation. An Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee for cancellation any Securities surrendered to them for registration of transfer or exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer or exchange, payment or cancellation and deliver a certificate of such destruction to the Issuers. The Issuers may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation, which shall not prohibit the Issuers from issuing Exchange Securities in exchange for Initial Securities.

         SECTION 2.14. Defaulted Interest. If the Issuers default in a payment of interest on the Securities, the Issuers shall pay defaulted interest plus interest on such defaulted interest to the extent lawful at the rate specified therefor in the Securities in any lawful manner. The Issuers may pay the defaulted interest to the Persons who are Securityholders on a subsequent special record date. The Issuers shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Issuers shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Issuers shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this
Section 2.14.

         SECTION 2.15. CUSIP Numbers. The Issuers in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                   ARTICLE III

                                   Redemption

         SECTION 3.1. Notices to Trustee. If the Issuers elect to redeem Securities pursuant to Section 5 of the Securities, they shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed.

         The Issuers shall give each notice to the Trustee provided for in this Section at least 60 days (45 days in the case of redemption of all the Securities) before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate from each of the Issuers to the effect that such redemption will comply with the conditions herein. The record date relating to such redemption shall be selected by the Issuers and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days prior to the date selected for redemption by the Issuers.

         SECTION 3.2. Selection of Securities to be Redeemed. If fewer than all the Securities then outstanding are to be redeemed, the Trustee shall select the Securities to be redeemed by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers to be fair and appropriate in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them that the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuers of the Securities or portions of Securities to be redeemed.

         SECTION 3.3. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Securities, notice of redemption shall be mailed by first-class mail to each Holder of Securities to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price (or the method of calculating such price) and the amount of accrued interest to be paid, if any;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued and unpaid interest, if any;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the Bond No. (if certificated) and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Issuers default in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the CUSIP number, if any, printed on the Securities being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

         At the Issuers' request, the Trustee shall give the notice of redemption in the name of each of the Issuers and at the Issuers' expense. In such event, the Issuers shall provide the Trustee with the information required by this Section 3.3.

         SECTION 3.4. Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.3, Securities called for redemption shall become due and payable on the redemption date and at the redemption price as stated in the notice. Upon surrender to the Paying Agent on or after the redemption date, such Securities shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest to the redemption date; provided that the Issuers shall have deposited the redemption price with the Paying Agent or the Trustee on or before 1:00 p.m. (New York City time) on the date of redemption; provided, further, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest shall be payable to the Securityholder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

         SECTION 3.5. Deposit of Redemption Price. By no later than 1:00 p.m. (New York City time) on the date of redemption, the Issuers shall deposit with the Paying Agent (or, if either of the Issuers or any of their respective Subsidiaries is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Issuers or a Subsidiary and have been delivered by the Issuers or such Subsidiary to the Trustee for cancellation.

         Unless the Issuers default in the payment of such redemption price, interest on the Securities to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Securities are presented for payment.

         SECTION 3.6. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, each of the Issuers shall execute and the Trustee shall authenticate for the Holder thereof (at the Issuers' expense) a new Security, equal in a principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE IV

                                    Covenants

         SECTION 4.1. Payment of Securities. The Issuers jointly and severally covenant and agree that they will promptly pay the Principal of and interest (including Additional Interest) on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest (including Additional Interest) shall be considered paid on the date due if, on or before 1:00 p.m. (New York City time) on such date, the Trustee or the Paying Agent (or, if either of the Issuers or any of their respective Subsidiaries is the Paying Agent, the segregated account or separate trust fund maintained by such Issuer or such Subsidiary pursuant to Section 2.4) holds in accordance with this Indenture money sufficient to pay all Principal and interest (including Additional Interest) then due. If any Additional Interest is due, each of the Issuers shall deliver an Officers' Certificate to the Trustee setting forth the Additional Interest per $1,000 aggregate principal amount of Securities.

         The Issuers shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful as provided in
Section 2.14.

         Notwithstanding anything to the contrary contained in this Indenture, the Issuers or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America or other domestic or foreign taxing authorities from Principal or interest payments hereunder.

         SECTION 4.2. Limitations on Liens. (a) So long as any Securities remain outstanding, neither the Issuers nor any Guarantor will directly or indirectly, Incur, and will not permit any of their respective Subsidiaries to, directly or indirectly, Incur any Indebtedness secured by a mortgage, security interest, pledge, lien, charge or other encumbrance (mortgages, security interests, pledges, liens, charges and other encumbrances being hereinafter in this Article 4 referred to as "mortgage" or "mortgages") upon any property or assets (including Capital Stock) of the Issuers, any Guarantor or any of their respective Subsidiaries or upon any shares of stock or Indebtedness of any of their respective Subsidiaries

(whether such property, assets, shares of stock or Indebtedness are now existing or owed or hereafter created or acquired) without in any such case effectively providing, concurrently with the Incurrence of any such secured Indebtedness, or the grant of a mortgage with respect to any such Indebtedness to be so secured, that the Securities or, in respect of mortgages on any Guarantor's property or assets, any Guarantee of such Guarantor (together with, if the Issuers shall so determine, any other Indebtedness of or Guarantee by the Issuers, any Guarantor or any of their respective Subsidiaries ranking equally with the Securities or the Guarantees) shall be secured equally and ratably with (or, at the Issuers' option, prior to) such Indebtedness to be so secured; provided, however, that the foregoing restrictions shall not apply to:

                  (1) mortgages on property, shares of stock or Indebtedness or other assets of any Person existing at the time such Person becomes a Subsidiary of an Issuer or any of its Subsidiaries; provided that such mortgage was not Incurred in anticipation of such Person becoming a Subsidiary;

                  (2) mortgages on property, shares of stock or Indebtedness existing at the time of acquisition thereof by an Issuer or a Subsidiary of an Issuer or any of its Subsidiaries (which may include property previously leased by an Issuer, any Guarantor or any of their respective Subsidiaries and leasehold interests thereon; provided that the lease terminates prior to or upon the acquisition) or mortgages thereon to secure the payment of all or any part of the purchase price thereof, or mortgages on property, shares of stock or Indebtedness to secure any Indebtedness for borrowed money Incurred prior to, at the time of, or within 270 days after, the latest of the acquisition thereof, or, in the case of property, the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property for the purpose of financing all or any part of the purchase price thereof, such construction or the making of such improvements;

                  (3) mortgages securing Indebtedness of a Subsidiary owing to an Issuer or any of its Subsidiaries;

                  (4) mortgages existing on the Issue Date;

                  (5) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with an Issuer or any of its Subsidiaries or at the time of a sale, lease or other disposition of the properties of a corporation as an entirety or substantially as an entirety to an Issuer or any of its Subsidiaries, provided that such mortgage was not Incurred in anticipation of such merger or consolidation or sale, lease or other disposition;

                  (6) mortgages created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

                  (7) mortgages securing all of the Securities; or

                  (8) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (1) to (7), inclusive, without increase of the principal of the Indebtedness secured thereby; provided, however, that any mortgages permitted by any of the foregoing clauses (1) to (7), inclusive, shall not extend to or cover any property of the Issuers or any of their respective Subsidiaries, as the case may be, other than the property specified in such clauses and improvements thereto.

         (b) Notwithstanding the foregoing provisions of this Section 4.2, the Issuers and their respective Subsidiaries may Incur Indebtedness secured by mortgages which would otherwise be subject to the foregoing restrictions without equally and ratably securing the Securities, or in respect of mortgages on any Guarantors' property or assets, any Guarantee of such Guarantor, provided that after giving effect thereto, the aggregate amount of all Indebtedness so secured by mortgages (not including mortgages permitted under clauses (1) through (8) above), does not at the time exceed 15% of the Consolidated Net Assets of the Company.

         SECTION 4.3. Limitation on Sale and Lease-Back Transactions. (a) So long as any Securities remain outstanding neither the Issuers nor any Guarantor will and nor will they permit any of their respective Subsidiaries to, enter into any Sale/Leaseback Transaction with respect to any property, whether now owned or hereafter acquired, of an Issuer, any Guarantor or any of their respective Subsidiaries (except for such transactions (i) entered into prior to the Issue Date; (ii) between the Company and USANi LLC or USANi LLC and any Subsidiary of USANi LLC or the Company or between the Company and any Subsidiary of USANi LLC or the Company or between Subsidiaries; (iii) involving leases for no longer than three years; or (iv) in which the lease for the property or asset is entered into within 270 days after the later of the date of acquisition, completion of construction or commencement of full operations of such property or asset), unless (in each case):

         (1) the Issuers or such Guarantor or Subsidiary would be entitled, pursuant to the provisions of Section 4.2, to Incur Indebtedness secured by a mortgage upon such property at least equal in amount to the Attributable Debt in respect of such Sale/Leaseback Transaction without equally and ratably securing the Securities or the Guarantees; or

         (2) the proceeds of the sale of the property to be leased are at least equal to their fair market value (as determined by the Board of Directors of the Company) and such proceeds are applied within 180 days of the effective date of such Sale/Leaseback Transaction to the purchase, construction, development or acquisition of assets or to the repayment of Indebtedness of either of the Issuers, any Guarantor or any of their respective Subsidiaries.

         (b) For the purposes of this Section 4.3, the term "Attributable Debt" with respect to a Sale/Leaseback Transaction involving a property means, at the time of determination, the lesser of:

                  (1) the fair value of the property which is the subject of such Sale/Leaseback Transaction (as determined in good faith by the Board of Directors of the Company); or

                  (2) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof (including any renewal term or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the Securities compounded semi-annually in either case as determined by the principal accounting or financial officer of the Company. For purposes of this definition, rent shall not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall be the lesser of (i) the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or (ii) the net amount determined assuming no such termination.

         SECTION 4.4. Future Guarantors. After the Issue Date, the Issuers will cause each Subsidiary created or acquired by either of the Issuers and which becomes an Existing Credit Agreement Guarantor to execute and deliver to the Trustee a Guarantee pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on an unsecured and unsubordinated basis and become a party to this Indenture as a Guarantor for all purposes of the Indenture.

         SECTION 4.5. Compliance Certificate. Each of the Issuers shall deliver to the Trustee within 120 days after the end of each fiscal year of such Issuer an Officers' Certificate signed by its chief executive officer, the chief financial officer or the chief accounting officer stating that in the course of the performance by the signers of their duties as Officers of such Issuer they would normally have knowledge of any Default or Event of Default and whether or not the signers know of any Default or Event of Default that occurred during such period. If they do, the certificate shall describe the Default or Event of Default, its status and what action such Issuer is taking or proposes to take with respect thereto. Each of the Issuers also shall comply with TIA Section 314(a)(4).

         SECTION 4.6. Further Instruments and Acts. Upon reasonable request of the Trustee, each of the Issuers will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         SECTION 4.7. Maintenance of Office or Agency. The Issuers shall maintain the office or agency required under Section 2.3. The Issuers shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 11.2.

         SECTION 4.8. Existence. Except as otherwise permitted by Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and USANi LLC shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a limited liability company.

         SECTION 4.9. SEC Reports. Each of the Issuers will comply with all the applicable provisions of TIA Section 314(a).


                                    ARTICLE V

                                Successor Issuers


         SECTION 5.1. When the Issuers May Merge or Transfer Assets. Neither of the Issuers will consolidate with or sell, lease or convey all or substantially all of its assets to, or merge with or into, in one transaction or a series of related transactions, any other Person, unless:

                  (i) such Issuer shall be the continuing entity, or the resulting, surviving or transferee Person (the "Successor") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor (if not such Issuer) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Issuer under the Securities and this Indenture;

                  (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (iii) each Guarantor, unless it is the other party to the transactions described above, in which case clause (i) and Section 10.2 shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply for such Person's obligations in respect to this Indenture and the Securities; and

                  (iv) each of the Issuers shall have delivered to the Trustee an Officers' Certificate and the Issuers shall have delivered to the Trustee an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture (except that such Opinion of Counsel need not opine as to Clause (ii) above) and that such supplemental indenture constitutes the legal valid and binding obligation of the Successor subject to customary exceptions.

         The Successor will succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the Indenture, but the predecessor Issuer in the case of a lease of all or substantially all of such Issuer's respective assets will not be released from the obligation to pay the principal of and interest on the Securities.


                                   ARTICLE VI

                              Defaults and Remedies

         SECTION 6.1. Events of Default. An "Event of Default" occurs with respect to the Securities if:

                  (1) the Issuers default in any payment of interest (including Additional Interest) on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Issuers default in the payment of the Principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise;

                  (3) either of the Issuers fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in (1) or (2) above) and such failure continues for 90 days after the notice specified below;

                  (4) either of the Issuers fails to make any payment at maturity, including any applicable grace period, in respect of Indebtedness of such Issuer in an amount in excess of $25,000,000 or the equivalent thereof in any other currency or composite currency and such failure shall have continued for 30 days after the notice specified below; provided, however, that if any such failure shall cease, then the Event of Default by reason thereof shall be deemed likewise to have been cured;

                  (5) a default with respect to any Indebtedness of an Issuer, which default results in the acceleration of Indebtedness in an amount in excess of $25,000,000 or the equivalent thereof in any other currency or composite currency without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for a period of 30 days after written notice specified below; provided, however, that if any such default or acceleration shall be cured, waived, rescinded or annulled then the Event of Default by reason thereof shall be deemed likewise to have been cured;

                  (6) either of the Issuers pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case in which it is the debtor;

                           (C) consents to the appointment of a Custodian of it
                  or for any substantial part of its property; or

                           (D) makes a general assignment for the benefit of its
                  creditors; or

         or takes any comparable action under any foreign laws relating to insolvency;

                  (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against either of the Issuers in an
                  involuntary case;

                           (B) appoints a Custodian of either of the Issuers or
                  for any substantial part of its property; or

                           (C) orders the winding up or liquidation of either of
                  the Issuers;

         (or any similar relief is granted under any foreign laws) and the order, decree or relief remains unstayed and in effect for 60 consecutive days; or

                  (8) any Guarantee ceases to be in full force and effect (except as contemplated by the terms hereof), or any Guarantee is declared in a judicial proceeding to be null and void, or any Guarantor denies or disaffirms in writing its obligations under the terms of this Indenture or its Guarantee.

         The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

         The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

         If any failure, default or acceleration referred to in clauses (4) or
(5) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon cured.

         A Default with respect to Securities under clauses (3), (4) or (5) of this Section 6.1 is not an Event of Default until the Trustee (by notice to the Issuers) or the Holders of at least 25% in aggregate principal amount of the outstanding Securities (by notice to the Issuers and the Trustee) gives notice of the Default and the Issuers do not cure such Default within the time specified in said clause (3), (4) or (5) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

         Each Issuer shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (3), (4) or (5) of this Section 6.1, its status and what action such Issuer is taking or proposes to take with respect thereto.

         SECTION 6.2. Acceleration. If an Event of Default with respect to the Securities (other than an Event of Default specified in Section 6.1(6) or (7)) occurs and is continuing, the Trustee by notice to the Issuers, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice to the Issuers and the Trustee, may declare the Principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such Principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.1(6) or (7) occurs and is continuing, the Principal of and accrued interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree (other than a judgment or decree for the payment of Principal or interest or monies due on the Securities) and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of such acceleration and the Trustee has been paid all amounts due to it pursuant to Section 7.7. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

         SECTION 6.3. Other Remedies. If an Event of Default with respect to the Securities occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.

         SECTION 6.4. Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

         SECTION 6.5. Control by Majority. Upon provision of reasonable indemnity to the Trustee satisfactory to the Trustee, the Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee, which may rely on opinions of counsel, may refuse to follow any direction that conflicts with law or this Indenture or, subject to
Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

         SECTION 6.6. Limitation on Suits. A Holder of Securities may not pursue any remedy with respect to this Indenture or the Securities unless:

                  (i) the Holder gives to the Trustee previous written notice stating that an Event of Default is continuing;

                  (ii) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

                  (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (v) the Holders of a majority in aggregate principal amount of the Securities then outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

         A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

         SECTION 6.7. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

         SECTION 6.8. Collection Suit by Trustee. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

         SECTION 6.9. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to an Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

         SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

                  FIRST: to the Trustee for amounts due under Section 7.7;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Principal and interest, respectively; and

                  THIRD: to the Issuers.

         The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the

Issuers shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

         SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

         SECTION 6.12. Waiver of Stay or Extension Laws. Neither of the Issuers (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                     Trustee

         SECTION 7.1. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Officers' Certificates and Opinions of Counsel furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such Officers' Certificates and Opinions of Counsel which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine such

         Officers' Certificates and Opinions of Counsel to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.1;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

         (f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.1 and to the provisions of the TIA.

         SECTION 7.2. Rights of Trustee. (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

         (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

         (g) The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities unless either (1) a Trust Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to a Trust Officer of the Trustee by an Issuer or any other obligor on the Securities or by any Holder of the Securities.

         SECTION 7.3. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with either of the Issuers with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections
7.10 and 7.11.

         SECTION 7.4. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities or any offering document, it shall not be accountable for the Issuers' use of the proceeds from the Securities, and it shall not be responsible for any statement of an Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

         SECTION 7.5. Notice of Defaults. If a Default or an Event of Default occurs with respect to the Securities and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it is known to a Trust Officer or written notice of it is received by a Trust Officer of the Trustee. Except in the case of a Default in payment of Principal of or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is not opposed to the interests of Securityholders.

         SECTION 7.6. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall promptly deliver to the Issuers a copy of any report it delivers to Holders pursuant to this Section 7.6.

         A copy of each report at the time of its mailing to Securityholders shall be filed by the Trustee with the SEC and each stock exchange (if any) on which the Securities are listed. Each of the Issuers agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

         SECTION 7.7. Compensation and Indemnity. The Issuers jointly and severally covenant and agree to pay to the Trustee from time to time such compensation for its services as the Issuers and the Trustee shall from time to time agree in writing. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuers shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with the provisions of this Indenture, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, wilful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents and counsel. The Trustee shall provide the Issuers reasonable notice of any expenditure not in the ordinary course of business; provided that prior approval by the Issuers of any such expenditure shall not be a requirement for the making of such expenditure nor for reimbursement by the Issuers thereof. Each of the Issuers shall indemnify each of the Trustee, its officers, directors, employees and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including reasonable attorneys' fees and expenses) (other than taxes applicable to the Trustee's compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuers promptly of any claim for which it may seek indemnity. Failure by the Trustee so to notify the Issuers shall not relieve the Issuers of their respective obligations hereunder, except to the extent that the Issuers have been prejudiced by such failure. Each of the Issuers shall defend the claim and the Trustee shall cooperate, to the extent reasonable, in the defense of any such claim, and, if (in the opinion of counsel to the Trustee) the facts and/or issues surrounding the claim are reasonably likely to create a conflict with such Issuer, such Issuer shall pay the reasonable fees and expenses of separate counsel to the Trustee. The Issuers need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith. The Issuers need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld or delayed.

         To secure the Issuers' payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest on particular Securities.

         The Issuers' payment obligations pursuant to this Section 7.7 shall survive the resignation or removal of the Trustee and any discharge of this Indenture including any discharge under any bankruptcy law. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(6) or
(7) with respect to either of the Issuers, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

         SECTION 7.8. Replacement of Trustee. The Trustee may resign at any time with 30 days notice to the Issuers. The Holders of a majority in principal amount of the Securities then outstanding, may remove the Trustee with 30 days notice to the Trustee and may appoint a successor Trustee, which successor Trustee shall be reasonably acceptable to the Company. The Issuers shall remove the Trustee if:

                  (i) the Trustee fails to comply with Section 7.10;

                  (ii) the Trustee is adjudged bankrupt or insolvent;

                  (iii) a receiver or other public officer takes charge of the Trustee or its property; or

                  (iv) the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns, is removed by the Issuers or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuers shall promptly appoint a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers and the Issuers shall pay all amounts due and owing to the Trustee under Section 7.7 of the Indenture. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders affected by such resignation or removal. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

         If a successor Trustee does not take office with respect to the Securities within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, each Issuer's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         SECTION 7.9. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided that such corporation shall be eligible under this Article Seven and TIA Section 3.10(a).

         In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $250,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) and any indenture or indentures under which other securities or certificates of interest or participation in other securities of either Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         SECTION 7.11. Preferential Collection of Claims Against the Issuers. The Trustee shall comply with Section TIA 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance


         SECTION 8.1. Discharge of Liability on Securities; Defeasance. With respect to the Securities, (a) when (i) the Issuers deliver to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof or the Securities will become due and payable at their Stated Maturity within one year, or the Securities are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and, in each case of this clause (ii), the Issuers irrevocably deposit or cause to be deposited with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.7), and if in either case the Issuers pay all other sums payable hereunder by the Issuers, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuers accompanied by an Officers' Certificate from each Issuer and an Opinion of Counsel from the Issuers that all conditions precedent provided herein for relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Issuers.

         (b) Subject to Sections 8.1(c) and 8.2, the Issuers at any time may terminate (i) all of their and the Guarantors respective obligations under the Securities and this Indenture ("legal defeasance option") or (ii) their respective obligations under Sections 4.2, 4.3 and 5.1(iii) and the operation of Sections 6.1(3) (other than any obligations under Article V hereof), 6.1(4), 6.1(5) and 6.1(8) ("covenant defeasance option"). The Issuers may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option.

         If the Issuers exercise their legal defeasance option with respect to the Securities, payment of the Securities may not be accelerated because of an Event of Default. If the Issuers exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(3) (except with respect to obligations under Article V hereof), 6.1(4), 6.1(5) or 6.1(8).

         Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates. Upon the discharge of Issuer obligations as a result of the exercise of the legal defeasance option or covenant defeasance option, the obligations of the Guarantors under the Guarantees and this Indenture shall terminate.

         (c) Notwithstanding clauses (a) and (b) above, the Issuers' obligations in Sections 2.3, 2.4, 2.5, 2.10, 4.1, 4.6, 4.7, 7.7, 7.8, 8.4, 8.5 and 8.6 and
Section 2.3 of the Appendix shall survive until the Securities have been paid in full. Thereafter, the Issuers' and the Trustee's obligations in Sections 7.7,
8.4 and 8.5 shall survive.

         SECTION 8.2. Conditions to Defeasance. The Issuers may exercise their legal defeasance option or their covenant defeasance option with respect to the Securities only if:

                  (i) the Issuers irrevocably deposit or cause to be deposited in trust with the Trustee money or U.S. Government Obligations which through the scheduled payment of Principal and interest in respect thereof in accordance with their terms will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

                  (ii) the Issuers deliver to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of Principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all outstanding Securities (except Securities replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;

                  (iii) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(6) or (7) occurs which is continuing at the end of the period;

                  (iv) the deposit does not constitute a default under any other material agreement binding on either of the Issuers;

                  (v) the Issuers deliver to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

                  (vi) in the case of the legal defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

                  (vii) in the case of the covenant defeasance option, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

                  (viii) the Issuers deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

         Before or after a deposit, the Issuers may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

         SECTION 8.3. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent as the Trustee may determine and in accordance with this Indenture to the payment of Principal of and interest on the Securities.

         SECTION 8.4. Repayment to the Issuers. The Trustee and the Paying Agent shall promptly turn over to the Issuers upon request any excess money or securities held by them at any time.

         Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of Principal or interest that remains unclaimed for two years after the date of payment of such Principal and interest, and, thereafter, Securityholders entitled to the money must look to the Issuers for payment as general creditors.

         SECTION 8.5. Indemnity for Government Obligations. The Issuers shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Securities; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holder's account.

         SECTION 8.6. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuers' obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, (a) if the Issuers have made any payment of interest on or Principal of any Securities following the reinstatement of their obligations, the Issuers shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to the Issuers promptly after receiving a written request therefor at any time, if such reinstatement of the Issuers' obligations has occurred and continues to be in effect.


                                   ARTICLE IX

                                   Amendments

         SECTION 9.1. Without Consent of Holders. The Issuers and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Securityholder:

                  (i) to cure any ambiguity, omission, defect or inconsistency;

                  (ii) to comply with Article 5;

                  (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are as described in Section 163(f)(2)(B) of the Code;

                  (iv) to add guarantees with respect to the Securities;

                  (v) to add security for the Securities;

                  (vi) to add to the covenants of the Issuers for the benefit of the Holders of all the Securities or to surrender any right or power herein conferred upon the Issuers;

                  (vii) to make any change that does not adversely affect the rights of any Securityholder;

                  (viii) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA; and

                  (ix) to provide for the issuance of the Exchange Securities, which will have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Securities, as a single issue of securities.

         After an amendment under this Section 9.1 becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.1.

         SECTION 9.2. With Consent of Holders. The Issuers and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for Securities). However, without the consent of each Securityholder affected, an amendment may not:

                  (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

                  (ii) reduce the rate of or extend the time for payment of interest on any Security;

                  (iii) reduce the principal of or extend the Stated Maturity of any Security;

                  (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

                  (v) make any Security payable in money other than that stated in the Security;

                  (vi) impair the right of any Holder to receive payment of Principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities;

                  (vii) make any changes that would affect the ranking for the Securities in a manner adverse to the Holders; or

                  (viii) make any change in the second sentence of this Section 9.2.

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment under this Section 9.2 becomes effective, the Issuers shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.2.

         SECTION 9.3. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.4. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. After an amendment or waiver becomes effective with respect to the Securities, it shall bind every Securityholder.

         The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

         SECTION 9.5. Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Issuers shall provide in writing to the Trustee an appropriate notation to be placed on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

         SECTION 9.6. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, in addition to the documents required by Section 11.4, an Officers' Certificate of each of the Issuers and an Opinion of Counsel stating that such amendment complies with the provisions of this Article 9 and that such supplemental indenture constitutes the legal valid and binding obligation of the Issuers in accordance with its terms subject to customary exceptions.

         SECTION 9.7. Payment for Consent. Neither the Issuers nor any affiliate of either of the Issuers shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of a Security for, or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this

Indenture or the Securities unless such consideration is offered to be paid to all Holders of a Securities that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE X

                                    Guarantee

         SECTION 10.1. Guarantee. Each Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the principal of, premium, if any, and interest on the Securities and all other obligations of the Issuers under this Indenture (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor further agrees (to the extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound under this
Article X notwithstanding any extension or renewal of any Obligation.

         Each Guarantor waives presentation to, demand of payment from and protest to the Issuers of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder to assert any claim or demand or to enforce any right or remedy against the Issuers or any other person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder to exercise any right or remedy against any other Guarantor; or (f) any change in the ownership of either of the Issuers.

         Each Guarantor further agrees that its Guarantee herein constitutes a Guarantee of payment when due (and not a Guarantee of collection) and waives any right to require that any resort be had by any Holder to any security held for payment of the Obligations.

         The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

         Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any of the Obligations is rescinded or must otherwise be restored by any Holder upon the bankruptcy or reorganization of either of the Issuers or otherwise.

         In furtherance of the foregoing and not in limitation of any other right which any Holder has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuers to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

         Each Guarantor further agrees that, as between such Guarantor, on the one hand, and the Holders, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in this Indenture for the purposes of its Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Guarantee.

         Each Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or the Holders in enforcing any rights under this Section.

         SECTION 10.2. Limitation on Liability; Termination, Release and Discharge. The obligations of each Guarantor hereunder will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees under the Existing Credit Agreement) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

         Each Guarantor may consolidate with or merge into or sell its assets to an Issuer or another Guarantor without limitation. Each Guarantor may consolidate with or merge into or sell all or substantially all its assets to a Person other than the Issuers or another Guarantor (whether or not affiliated with the Guarantor), except that if the surviving Person of any such merger or consolidation, or the Person to whom such sale is made, is a Subsidiary of either Issuer, such Subsidiary shall not be a Foreign Subsidiary. Upon the sale or disposition of a Guarantor (by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets) to a Person (whether or not an Affiliate of the Guarantor) which is not a Subsidiary of either of the Issuers, which sale or disposition is otherwise in compliance with the Indenture, such Guarantor will be deemed released from all its obligations under this Indenture and its Guarantee and such Guarantee will terminate; provided, however, that any such termination will occur only to the extent that all obligations of such Guarantor under the Existing Credit Agreement will also terminate upon such release, sale or transfer.

         Upon the termination for any reason of all of the obligations of a Guarantor under the Existing Credit Agreement (including, without limitation, upon the agreement of the lenders thereunder or upon the replacement thereof with a credit facility not requiring such guarantees) and the delivery of each of the Issuers to the Trustee of an Officers' Certificate with respect to the foregoing matters, such Guarantor will be deemed released from all its obligations under this Indenture and its Guarantee and such Guarantee will terminate.

         SECTION 10.3. Right of Contribution. Each Guarantor hereby agrees that to the extent that any Guarantor shall have paid more than its proportionate share of any payment made on the obligations under the Guarantees, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor who has not paid its proportionate share of such payment. The provisions of this Section 10.3 shall in no respect limit the obligations and liabilities of each Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

         SECTION 10.4. No Subrogation. Notwithstanding any payment or payments made by each Guarantor hereunder, no Guarantor shall be entitled to be subrogated to any of the rights of the Trustee or any Holder against the Issuers or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Issuers or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Issuers on account of the Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

                                   ARTICLE XI

                                  Miscellaneous

         SECTION 11.1. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

         SECTION 11.2. Notices. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Issuers:

                           USA Networks, Inc.
                           152 West 57th Street
                           New York, New York  10019
                           Facsimile Number: (212) 314-7329

                           Attention: General Counsel

                           if to the Trustee:

                           The Chase Manhattan Bank
                           450 West 33rd Street - 15th Floor
                           New York, New York  10001
                           Facsimile Number: (212) 946-8161 or 8162

                           Attention: Global Trust Services

         Any notices between the Issuers and the Trustee may be by facsimile, with telephone confirmation of receipt and the original to follow by guaranteed overnight courier. The Issuers or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

         Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 11.3. Communication by Holders with other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuers, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         SECTION 11.4. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuers to the Trustee to take or refrain from taking any action under this Indenture, the Issuers shall furnish to the
Trustee:

                  (i) an Officers' Certificate of each Issuer in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (ii) an Opinion of Counsel of the Issuers in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 11.5. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (i) a statement that the individual making such certificate or opinion has read such covenant or condition;

                  (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

         SECTION 11.6. When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuers or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuers (an "Affiliate") shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

         SECTION 11.7. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

         SECTION 11.8. Governing Law. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

         SECTION 11.9. No Recourse Against Others. A director, officer, employee or stockholder, as such, of each of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers under the Securities, this Indenture or any Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 11.10. Successors. All agreements of the Issuers in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

         SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

         SECTION 11.12. Variable Provisions. Each Issuer initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Securities (as defined in the Appendix hereto).

         SECTION 11.13. Qualification of Indenture. The Issuers shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Issuers, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Issuers any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

         SECTION 11.14. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                            USA NETWORKS, INC.

                            By /s/ Thomas J. Kuhn
                               ______________________________________
                               Name: Thomas J. Kuhn
                               Title: Senior Vice President and General Counsel


                            USANi LLC

                            By /s/ Thomas J. Kuhn
                               ______________________________________
                               Name: Thomas J. Kuhn
                               Title: Senior Vice President and General Counsel


                            NEW-U STUDIOS, INC.

                            By /s/ Thomas J. Kuhn
                               ______________________________________
                               Name: Thomas J. Kuhn
                               Title: Senior Vice President and General Counsel

                              STUDIOS USA TELEVISION LLC
                              STUDIOS USA FIRST RUN TELEVISION LLC
                              STUDIOS USA PICTURES LLC
                              STUDIOS USA TALK PRODUCTIONS LLC
                              STUDIOS USA TELEVISION TALK LLC
                              STUDIOS USA PICTURES DEVELOPMENT LLC
                              STUDIOS USA TELEVISION DISTRIBUTION LLC
                              NEW-U PICTURES FACILITIES LLC
                              STUDIOS USA TALK VIDEO LLC
                              STUDIOS USA DEVELOPMENT LLC
                              STUDIOS USA TALK VIDEO LLC

                              By /s/ Thomas J. Kuhn
                                _____________________________________
                                Name: Thomas J. Kuhn
                                Title: Assistant Secretary

                              USAi SUB, INC.

                              By /s/ Thomas J. Kuhn
                                 ______________________________________
                                Name: Thomas J. Kuhn
                                Title: Vice President and Secretary


                              USA BROADCASTING, INC.
                              USA STATION GROUP, INC.
                              USA STATION GROUP OF HOUSTON, INC.
                              USA STATION GROUP OF DALLAS, INC.
                              USA STATION GROUP OF ILLINOIS, INC.
                              USA STATION GROUP OF MASSACHUSETTS, INC.
                              USA STATION GROUP OF NEW JERSEY, INC.
                              USA STATION GROUP OF OHIO, INC.
                              USA STATION GROUP OF VINELAND, INC.
                              USA STATION GROUP OF ATLANTA, INC.
                              USA STATION GROUP OF VIRGINIA, INC.
                              USA STATION GROUP OF SOUTHERN CALIFORNIA, INC. USA STATION GROUP OF TAMPA, INC.
                              USA STATION GROUP OF HOLLYWOOD FLORIDA, INC.
                              USA STATION GROUP OF NORTHERN CALIFORNIA, INC. SILVER KING INVESTMENT HOLDINGS, INC.
                              SILVER KING CAPITAL CORPORATION
                              TELEMATION, INC.

                              USA BROADCASTING PRODUCTIONS, INC.
                              USA STATION GROUP PARTNERSHIP OF DALLAS
                              USA STATION GROUP PARTNERSHIP OF HOUSTON
                              USA STATION GROUP PARTNERSHIP OF ILLINOIS
                              USA STATION GROUP PARTNERSHIP OF MASSACHUSETTS USA STATION GROUP PARTNERSHIP OF NEW JERSEY USA STATION GROUP PARTNERSHIP OF OHIO
                              USA STATION GROUP PARTNERSHIP OF VINELAND
                              SKMD BROADCASTING PARTNERSHIP
                              USA STATION GROUP PARTNERSHIP OF SOUTHERN
                                CALIFORNIA
                              USA STATION GROUP PARTNERSHIP OF TAMPA
                              USA STATION GROUP PARTNERSHIP OF HOLLYWOOD,
                                FLORIDA

                              By /s/ Julius Genachowski
                                ______________________________________
                                Name: Julius Genachowski
                                Title: Vice President and Secretary


                              MIAMI, USA BROADCASTING PRODUCTIONS, INC.
                              MIAMI, USA BROADCASTING STATION PRODUCTIONS, INC.

                              By /s/ Julius Genachowski
                                ______________________________________
                                Name: Julius Genachowski
                                Title: Vice President


                              SK HOLDINGS, INC.

                              By /s/ H. Steven Holtzman
                                ______________________________________
                                Name: H. Steven Holtzman
                                Title: Secretary


                              HOME SHOPPING NETWORK, INC.
                              USANi  SUB LLC
                              HOME SHOPPING CLUB LP
                              NATIONAL CALL CENTER LP

                              INTERNET SHOPPING NETWORK LLC
                              HSN CAPITAL LLC
                              HSN FULFILLMENT LLC
                              HSN REALTY LLC
                              HSN OF NEVADA LLC
                              NEW-U STUDIOS HOLDINGS, INC.
                              HSN HOLDINGS, INC.
                              HSN GENERAL PARTNER LLC
                              USA NETWORKS PARTNER LLC
                              USA NETWORKS HOLDINGS, INC.

                              By /s/ H. Steven Holtzman
                                ______________________________________
                                Name: H. Steven Holtzman
                                Title: Assistant Secretary


                              USA NETWORKS (NEW YORK GENERAL PARTNERSHIP)
                                By USANi Sub LLC, its General Partner

                              By /s/ H. Steven Holtzman
                                ______________________________________
                                Name: H. Steven Holtzman
                                Title: Assistant Secretary


                              STUDIOS USA LLC

                              By /s/ Vance Van Petten
                                ______________________________________
                                Name: Vance Van Petten
                                Title: Executive Vice President


                              TICKETMASTER GROUP, INC.
                              TICKETMASTER TICKETING CO., INC.
                              TICKETMASTER CORPORATION

                              By /s/ Eugene L. Cobuzzi
                               ______________________________________
                                Name: Eugene L. Cobuzzi
                                Title: Chief Operating Officer

                              THE CHASE MANHATTAN BANK



                              By /s/ Robert S. Peschler
                               ______________________________________
                                Name: Robert S. Peschler
                                Title: Assistant Vice President

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                               USA NETWORKS, INC.
                                    USANi LLC

No.___                              Principal Amount $___________,
                                      as revised by the Schedule of Increases
                                      and Decreases in Global Security attached hereto

                                                             CUSIP NO. _________

                          6 3/4% Senior Notes Due 2005

      USA Networks, Inc., a Delaware corporation, and USANi LLC, a limited liability company organized under the laws of Delaware, for value received, promise to pay to _____________, or registered assigns, the principal sum of ____________ Dollars, as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on November 15, 2005.

      Interest Payment Dates: May 15 and November 15, commencing May 15, 1999. Record Dates: May 1 and November 1.

      Additional provisions of this Security are set forth on the other side of this Security.

                                    USA NETWORKS, INC.

                                    By__________________________________________

                                    USANi LLC

                                    By__________________________________________

TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION

This is one of the Securities referred
to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK,
  as Trustee

By_________________________________                    Dated:_________ ___, 1998
  Authorized Officer

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                              (Reverse of Security)


                          6 3/4% Senior Notes Due 2005

1.    Interest

            USA Networks, Inc., a Delaware corporation (the "Company") and USANi LLC, a limited liability company organized under the laws of Delaware ("USANi LLC", together with the Company, and their respective successors and assigns under the Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional cash interest will accrue on this Security at a rate of 0.25% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured, calculated on the principal amount of this Security as of the date on which such interest is payable. Such additional cash interest of 0.25% per annum is payable in addition to any other interest payable from time to time with respect to this Security. The Trustee will not be deemed to have notice of a Registration Default until it shall have received actual notice of such Registration Default.

            The Issuers will pay interest semiannually on May 15 and November 15 of each year (each such date, an "Interest Payment Date"), commencing May 15, 1999. Interest on the Securities will accrue from November 23, 1998, or from the most recent date to which interest has been paid on the Securities. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.    Method of Payment

            By no later than 1:00 p.m. (New York City time) on the date on which any Principal of or interest on any Security is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such Principal and/or interest. The Issuers will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depository Trust Company. The Issuers may make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee.


3.    Paying Agent and Registrar

            Initially, The Chase Manhattan Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice to any Securityholder. The Issuers or any of their domestically incorporated wholly owned Subsidiaries may act as Paying Agent.


4.    Indenture

            The Issuers issued the Securities under an Indenture dated as of November 23, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Issuers, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa- 77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

            The Securities are senior obligations of the Issuers limited to $500,000,000 aggregate principal amount (subject to Section 2.10 of the Indenture). The Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities, and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and their respective Subsidiaries to create liens, enter into sale and leaseback transactions and enter into mergers and consolidations.

            To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have unconditionally guaranteed (and future Guarantors, together with the

Guarantors, will unconditionally guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

5.    Optional Redemption

            The Securities are redeemable, in whole or in part, at any time and from time to time, at the option of the Issuers, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present values of the Remaining Scheduled Payments, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued interest thereon to the date of redemption.

            "Treasury Rate" means, with respect to any redemption date for the Securities, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second Business Day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Issuers.

            "Comparable Treasury Price" means, with respect to any redemption date for the Securities, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such redemption date.

            "Reference Treasury Dealer" means each of Chase Securities Inc. (and its successors) and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Issuers; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Issuers shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

            "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of the Principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

            Except as set forth above, the Securities will not be redeemable by the Issuers prior to maturity and will not be entitled to the benefit of any sinking fund.


6.    Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.    Registration Rights

            The Issuers are parties to an Exchange and Registration Rights Agreement, dated as of November 23, 1998, among the Issuers, the Guarantors, Chase Securities Inc., Bear, Stearns & Co. Inc., BNY Capital Markets, Inc. and NationsBanc Montgomery Securities LLC pursuant to which they are obligated to pay Additional Interest (as defined therein) upon the occurrence of certain Registration Defaults (as defined therein).

8.    Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register, transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection.


9.    Persons Deemed Owners

            The registered holder of this Security may be treated as the owner of it for all purposes.


10.   Unclaimed Money

            If money for the payment of Principal or interest remains unclaimed for two years after the date of payment of Principal and interest, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.


11.   Defeasance

            Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers' deposit with the Trustee money or U.S. Government Obligations for the payment of Principal of and interest on the Securities to redemption or maturity, as the case may be.

12.   Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to add security for the Securities, or to add additional covenants of or surrender rights and powers conferred on the Issuers, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.


13.   Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of Principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise; (iii) failure by the Issuers to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) a failure to pay within any grace period after maturity other indebtedness of the Issuers in an amount in excess of $25 million, subject to notice and lapse of time; provided, however, that if any such failure shall cease, then the Event of Default by reason thereof shall be deemed likewise to have been cured; (v) certain accelerations of other indebtedness of the Issuers if the amount accelerated exceeds $25 million, subject to notice and lapse of time; provided, however, that if any such default or acceleration shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured; (vi) any Guarantee ceasing to be in full force and effect (except as contemplated by the terms of the Indenture) or any Guarantor denying or disaffirming in writing its obligations under the Indenture or its Guarantee and (vii) certain events of bankruptcy or insolvency involving the Issuers.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of Principal or interest) if it determines that withholding notice is not opposed to their interest.


14.   Trustee Dealings with the Issuers

            Subject to certain limitations set forth in this Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers and may otherwise deal with the Issuers with the same rights it would have if it were not Trustee.


15.   No Recourse Against Others

            A director, officer, employee or stockholder, as such, of each of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers under the Securities, the Indenture or any Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


16.   Authentication

            This Security shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.


17.   Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).

18.   CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


19.   Governing Law

            This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

      and irrevocably appoint                agent to transfer this Security on
      the books of the Issuers. The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________________                     Your Signature:___________________

Signature Guarantee:______________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer or exchange of any of the certificated Securities evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Issuers or any Affiliate of the Issuers, the undersigned confirms that such Securities are being transferred:

CHECK ONE BOX BELOW:

[ ]   (1)   to the Issuers; or

[ ]   (2)   pursuant to an effective registration statement under the Securities
            Act of 1933; or

[ ]   (3)   inside the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

[ ]   (4)   outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

[ ]   (5)   to an institutional "accredited investor" (as defined in) Rule
            501(a)(1), (2), (3) or (7) under the Securities Act that has furnished to the Trustee a signed letter containing and certain representations and agreements (the form of which letter appears as Section 2.7 of the Indenture); or

[ ]   (6)   pursuant to the exemption from registration provided by Rule 144 under the Securities act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the certificated Securities evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box
(4), (5) or (6) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                        __________________________
                                                Signature
Signature Guarantee:

______________________________          __________________________
                                                Signature

(Signature must be guaranteed by a
participant in a recognized Signature
Guarantee Medallion Program or other
signature guarantor program reasonably
acceptable to the Trustee)

_______________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.


      The undersigned represents and warrants that it is purchasing this certificated Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Dated:________________                  ______________________________
                                        NOTICE: To be executed by an executive
                                                officer



Signature Guarantee:

______________________________          __________________________
                                                 Signature

(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)

_______________________________________________________________

                      [TO BE ATTACHED TO GLOBAL SECURITIES]


              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY


      The following increases or decreases in this Global Security have been made:





            Amount of decrease in      Amount of increase in     Principal Amount of this         Signature of authorized officer
Date of     Principal Amount of this   Principal Amount of this  Global Security following such   of Trustee or Securities
Exchange    Global Security            Global Security           decrease or increase             Custodian

--------    ---------------            ---------------           --------------------             ---------

                                                                       EXHIBIT B

                       [FORM OF FACE OF EXCHANGE SECURITY]


                               USA NETWORKS, INC.
                                    USANi LLC

No. __                                  Principal Amount $__________,
                                          as revised by the Schedule of
                                          Increases and Decreases in Global
                                          Security attached hereto

                                                             CUSIP NO. _________


                          6 3/4% Senior Notes Due 2005

      USA Networks, Inc., a Delaware corporation, and USANi LLC, a limited liability company organized under the laws of Delaware, for value received, promise to pay to _______________, or registered assigns, the principal sum of _____________ Dollars on November 15, 2005.

      Interest Payment Dates: May 15 and November 15.
      Record Dates: May 1 and November 1.

      Additional provisions of this Security are set forth on the other side of this Security.

                                        USA NETWORKS, INC.

                                        By______________________________________


                                        USANi LLC

                                        By______________________________________
TRUSTEE'S CERTIFICATE OF
  AUTHENTICATION


This is one of the Securities referred
to in the within-mentioned Indenture.

THE CHASE MANHATTAN BANK


By________________________              Dated:_______________
  Authorized Officer

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                          6 3/4% Senior Notes Due 2005

1.    Interest

            USA Networks, Inc., a Delaware corporation (the "Company") and USANi LLC, a limited liability company organized under the laws of Delaware ("USANi LLC", together with the Company, and their respective successors and assigns under this Indenture hereinafter referred to, being herein called the "Issuers"), promise to pay interest on the principal amount of this Security at the rate per annum shown above.

            The Issuers will pay interest semiannually on May 15 and November 15 of each year (each such date, an "Interest Payment Date"), commencing May 15, 1999 Interest on the Securities will accrue from November 23, 1998, or from the most recent date to which interest has been paid on the Securities. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


2.    Method of Payment

            By no later than 1:00 p.m. (New York City time) on the date on which any Principal of or interest on any Security is due and payable, the Issuers shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such Principal and/or interest. The Issuers will pay interest (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the May 1 or November 1 next preceding the Interest Payment Date even if Securities are cancelled, repurchased or redeemed after the record date and on or before the Interest Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuers will pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by the transfer of immediately available funds to the accounts specified by the Depository Trust Company. The Issuers may make all payments in respect of a Definitive Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof or by wire transfer to an account located in the United States maintained by the payee.

3.    Paying Agent and Registrar

            Initially, The Chase Manhattan Bank, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Issuers may appoint and change any Paying Agent or Registrar without notice to any Securityholder. The Issuers or any of their domestically incorporated wholly owned Subsidiaries may act as Paying Agent.


4.    Indenture

            The Issuers issued the Securities under an Indenture dated as of November 23, 1998 (as it may be amended or supplemented from time to time in accordance with the terms thereof, the "Indenture"), between the Issuers, the Guarantors and the Trustee. The terms of the Securities include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in this Indenture. The Securities are subject to all such terms, and Securityholders are referred to this Indenture and the Act for a statement of those terms.

            The Securities are senior obligations of the Issuers limited to $500,000,000 aggregate principal amount (subject to Section 2.10 of the Indenture). The Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture and the Registration Rights Agreement. The Initial Securities, and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Issuers and their respective subsidiaries to create liens, enter into sale and leaseback transactions and enter into mergers and consolidations.

            To guarantee the due and punctual payment of the principal, premium, if any, and interest on the Securities and all other amounts payable by the Issuers under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have unconditionally guaranteed (and future Guarantors, together with the Guarantors, will unconditionally guarantee), jointly and severally, such obligations on a senior basis pursuant to the terms of the Indenture.

5.    Optional Redemption

            The Securities are redeemable, in whole or in part, at any time and from time to time, at the option of the Issuers, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities and (ii) the sum of the present values of the Remaining Scheduled Payments of Principal, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points, plus accrued interest thereon to the date of redemption.

            "Treasury Rate" means, with respect to any redemption date for the Securities, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second Business Day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Issuers.

            "Comparable Treasury Price" means, with respect to any redemption date for the Securities, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (b) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 3:30 p.m., New York time, on the third Business Day preceding such redemption date.

            "Reference Treasury Dealer" means each of Chase Securities Inc. (and its successors) and three other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Issuers; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Issuers shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

            "Remaining Scheduled Payments" means, with respect to each Security to be redeemed, the remaining scheduled payments of the Principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an Interest Payment Date with respect to such Security, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

            Except as set forth above, the Securities will not be redeemable by the Issuers prior to maturity and will not be entitled to the benefit of any sinking fund.


6.    Notice of Redemption

            Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date by first-class mail to each Holder of Securities to be redeemed at his registered address. Securities in denominations of principal amount larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


7.    Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of principal amount of $1,000 and whole multiples of $1,000. A Holder may register transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period beginning 15 days before a selection of Securities to be redeemed and ending on the date of such selection.

8.    Persons Deemed Owners

            The registered holder of this Security may be treated as the owner of it for all purposes.


9.    Unclaimed Money

            If money for the payment of Principal or interest remains unclaimed for two years after the date of payment of Principal and interest, the Trustee or Paying Agent shall pay the money back to the Issuers at their request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Issuers and not to the Trustee for payment.


10.   Defeasance

            Subject to certain conditions set forth in the Indenture, the Issuers at any time may terminate some or all of their obligations under the Securities and the Indenture if the Issuers deposit with the Trustee money or U.S. Government Obligations for the payment of Principal of and interest on the Securities to redemption or maturity, as the case may be.


11.   Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any default or noncompliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Issuers and the Trustee may amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities or to add security for the Securities, or to add additional covenants of or surrender rights and powers conferred on the Issuers, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.


12.   Defaults and Remedies

            Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to paragraph 5 of the Securities, upon declaration or otherwise; (iii) failure by the Issuers to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) a failure to pay within any grace period after maturity other indebtedness of the Issuers in an amount in excess of $25 million, subject to notice and lapse of time; provided, however, that if any such failure shall cease, then the Event of Default by reason thereof shall be deemed likewise to have been cured; (v) certain accelerations of other indebtedness of the Issuers if the amount accelerated exceeds $25 million, subject to notice and lapse of time; provided, however, that if any such default or acceleration shall be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been cured; (vi) any Guarantee ceasing to be in full force and effect (except as contemplated by the terms of the Indenture) or any Guarantor denying or disaffirming in writing its obligations under the Indenture of its Guarantee or (vii) certain events of bankruptcy or insolvency with respect to the Issuers.

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

            Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of Principal or interest) if it determines that withholding notice is not opposed to their interest.


13.   Trustee Dealings with the Issuers

            Subject to certain limitations set forth in this Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuers and may otherwise deal with the Issuers with the same rights it would have if it were not Trustee.


14.   No Recourse Against Others

            A director, officer, employee or stockholder, as such, of each of the Issuers or any Guarantor shall not have any liability for any obligations of the Issuers under the Securities, this Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


15.   Authentication

            This Security shall not be valid until an authorized officer of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Security.

16.   Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gift to Minors Act).


17.   CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Issuers have caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


18.   Governing Law

            This Security shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                                 ASSIGNMENT FORM

                To assign this Security, fill in the form below:

                  I or we assign and transfer this Security to

              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)

     and irrevocably appoint                agent to transfer this Security on
     the books of the Issuers. The agent may substitute another to act for him.

________________________________________________________________________________

Date:____________________                     Your Signature:___________________

Signature Guarantee:______________________________
(Signature must be guaranteed by a participant in a recognized Signature Guarantee Medallion Program or other signature guarantor program reasonably acceptable to the Trustee)


________________________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

                                                                       EXHIBIT C


                                FORM OF GUARANTEE

            This Supplemental Indenture, dated as of [__________] (this "Supplemental Indenture" or "Guarantee"), among [name of future Guarantor] (the "New Guarantor"), USA Networks, Inc. (the "Company"), USANi LLC, ("USANi LLC") (together with their respective successors and assigns of the Company and USANi LLC, the "Issuers"), each other then existing Guarantor under the Indenture referred to below, and The Chase Manhattan Bank, as Trustee under the Indenture referred to below.


                              W I T N E S S E T H:

            WHEREAS, the Issuers and the Trustee have heretofore executed and delivered an Indenture, dated as of November 23, 1998 (as amended, supplemented, waived or otherwise modified, the "Indenture"), providing for the issuance of an aggregate principal amount of $500 million of 6 3/4% Senior Notes due 2005 of the Issuers (the "Securities");

            WHEREAS, Section 4.4 of the Indenture provides that the Issuers are required to cause each Subsidiary created or acquired by either of the Issuers and which becomes an Existing Credit Agreement Guarantor to execute and deliver to the Trustee a Guarantee pursuant to which such Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of the principal of, premium, if any, and interest on the Securities on a senior basis; and

            WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Issuers are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuers, the other Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

                                    ARTICLE I

                                   Definitions

            SECTION I.1 Defined Terms. As used in this Guarantee, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term "Holders" in this Guarantee shall refer to the term "Holders" as defined in the Indenture and the Trustee acting on behalf or for the benefit of such holders. The words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

                                   ARTICLE II

                        Agreement to be Bound; Guarantee

            SECTION 2.1 Agreement to be Bound. The New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. The New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture.

            SECTION 2.2 Guarantee. The New Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption or otherwise, of the Obligations pursuant to Article X of the Indenture and subject to the terms and conditions of the Indenture.


                                   ARTICLE III

                                  Miscellaneous

            SECTION 3.1 Notices. All notices and other communications to the New Guarantor shall be given as provided in the Indenture to the New Guarantor, at its address set forth below, with a copy to the Issuers as provided in the Indenture for notices to the Issuers.

            SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

            SECTION 3.3 Governing Law. This Supplemental Indenture shall be governed by the laws of the State of New York.

            SECTION 3.4 Severability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

            SECTION 3.5 Ratification of Indenture; Supplemental Indentures
Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

            SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

            SECTION 3.7 Headings. The headings of the Articles and the sections in this Guarantee are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.


                                    [NAME OF NEW GUARANTOR],
                                    as a Guarantor


                                    By:______________________________
                                       Name:
                                       Title:



                                    USA NETWORKS, INC.


                                    By:______________________________
                                       Name: Thomas J. Kuhn
                                       Title: Senior Vice President and General
                                              Counsel



                                    USANi LLC


                                    By:______________________________
                                       Name:  Thomas J. Kuhn
                                       Title: Senior Vice President and General
                                              Counsel

                                    NEW-U STUDIOS, INC.

                                    By______________________________
                                      Name:  Thomas J. Kuhn
                                      Title: Senior Vice President and General
                                             Counsel

                                    STUDIOS USA TELEVISION LLC
                                    STUDIOS USA FIRST RUN TELEVISION LLC
                                    STUDIOS USA PICTURES LLC
                                    STUDIOS USA TALK PRODUCTIONS LLC
                                    STUDIOS USA TELEVISION TALK LLC
                                    STUDIOS USA PICTURES DEVELOPMENT LLC
                                    STUDIOS USA TELEVISION DISTRIBUTION LLC
                                    NEW-U PICTURES FACILITIES LLC
                                    STUDIOS USA TALK VIDEO LLC
                                    STUDIOS USA DEVELOPMENT LLC
                                    STUDIOS USA TALK VIDEO LLC

                                    By______________________________
                                      Name:  Thomas J. Kuhn
                                      Title: Assistant Secretary

                                    USAi SUB, INC.

                                    By______________________________
                                      Name:  Thomas J. Kuhn
                                      Title: Vice President and Secretary


                                    USA BROADCASTING, INC.
                                    USA STATION GROUP, INC.
                                    USA STATION GROUP OF HOUSTON, INC.
                                    USA STATION GROUP OF DALLAS, INC.
                                    USA STATION GROUP OF ILLINOIS, INC.
                                    USA STATION GROUP OF MASSACHUSETTS, INC.
                                    USA STATION GROUP OF NEW JERSEY, INC.
                                    USA STATION GROUP OF OHIO, INC.
                                    USA STATION GROUP OF VINELAND, INC.
                                    USA STATION GROUP OF ATLANTA, INC.
                                    USA STATION GROUP OF VIRGINIA, INC.
                                    USA STATION GROUP OF SOUTHERN
                                    CALIFORNIA, INC.
                                    USA STATION GROUP OF TAMPA, INC.

                                    USA STATION GROUP OF HOLLYWOOD FLORIDA, INC.
                                    USA STATION GROUP OF NORTHERN CALIFORNIA,
                                      INC.
                                    SILVER KING INVESTMENT HOLDINGS, INC.
                                    SILVER KING CAPITAL CORPORATION TELEMATION,
                                      INC.
                                    USA BROADCASTING PRODUCTIONS, INC.
                                    USA STATION GROUP PARTNERSHIP OF DALLAS
                                    USA STATION GROUP PARTNERSHIP OF HOUSTON
                                    USA STATION GROUP PARTNERSHIP OF ILLINOIS
                                    USA STATION GROUP PARTNERSHIP OF
                                      MASSACHUSETTS
                                    USA STATION GROUP PARTNERSHIP OF NEW JERSEY
                                    USA STATION GROUP PARTNERSHIP OF OHIO
                                    USA STATION GROUP PARTNERSHIP OF VINELAND
                                    SKMD BROADCASTING PARTNERSHIP
                                    USA STATION GROUP PARTNERSHIP OF SOUTHERN
                                      CALIFORNIA
                                    USA STATION GROUP PARTNERSHIP OF TAMPA
                                    USA STATION GROUP PARTNERSHIP OF HOLLYWOOD,
                                      FLORIDA

                                    By______________________________
                                      Name:  Julius Genachowski
                                      Title: Vice President and Secretary

                                    MIAMI, USA BROADCASTING PRODUCTIONS, INC.
                                    MIAMI, USA BROADCASTING STATION PRODUCTIONS,
                                      INC.

                                    By______________________________
                                      Name:  Julius Genachowski
                                      Title: Vice President


                                    SK HOLDINGS, INC.

                                    By______________________________
                                      Name:  H. Steven Holtzman
                                      Title: Secretary


                                    HOME SHOPPING NETWORK, INC.
                                    USANi  SUB LLC
                                    HOME SHOPPING CLUB LP
                                    NATIONAL CALL CENTER LP
                                    INTERNET SHOPPING NETWORK LLC
                                    HSN CAPITAL LLC
                                    HSN FULFILLMENT LLC
                                    HSN REALTY LLC
                                    HSN OF NEVADA LLC
                                    NEW-U STUDIOS HOLDINGS, INC.
                                    HSN HOLDINGS, INC.
                                    HSN GENERAL PARTNER LLC
                                    USA NETWORKS PARTNER LLC
                                    USA NETWORKS HOLDINGS, INC.

                                    By______________________________
                                      Name:  H. Steven Holtzman
                                      Title: Assistant Secretary


                                    USA NETWORKS (NEW YORK GENERAL PARTNERSHIP)
                                      By USANi Sub LLC, its General Partner

                                    By______________________________
                                      Name:  H. Steven Holtzman
                                      Title: Assistant Secretary

                                    STUDIOS USA LLC

                                    By______________________________
                                      Name:  Vance Van Petten
                                      Title: Executive Vice President


                                    TICKETMASTER GROUP, INC.
                                    TICKETMASTER TICKETING CO., INC.
                                    TICKETMASTER CORPORATION

                                    By______________________________
                                      Name:  Eugene L. Cobuzzi
                                      Title: Chief Operating Officer

                                    THE CHASE MANHATTAN BANK,
                                      as Trustee


                                    By:______________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT D
                                     [Date]

The Chase Manhattan Bank
15th Floor
450 West 33rd Street
New York, NY 10001
Attention:  Corporate Trust Services Division

Dear Sirs:

         This certificate is delivered to request a transfer of $      principal
amount of the 6 3/4% Senior Notes due 2005 (the "Securities") of USA Networks, Inc. and USANi LLC (the "Issuers").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

                  Name: ___________________________________

                  Address: ________________________________

                  Taxpayer ID Number: _____________________

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")) purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Securities and we invest in or purchase securities similar to the Securities in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Issuers or any affiliate of the Issuers was the owner of such Securities (or any predecessor thereto) (the

"Resale Restriction Termination Date") only (a) to the Issuers, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1),
(2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Issuers and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Issuers and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Securities pursuant to clauses (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Issuers and the Trustee.

                                                TRANSFEREE:_____________________

                                                BY______________________________

                                                Signature Medallion Guaranteed

                                                                       EXHIBIT E
                                     [Date]

The Chase Manhattan Bank
15th Floor
450 West 33rd Street
New York, NY 10001
Attention:  Corporate Trust Services Division

                  Re:      USA Networks, Inc.
                           USANi LLC
                           6 3/4% Senior Notes due 2005 (the "Securities")

Ladies and Gentlemen:

         In connection with our proposed sale of $__________ aggregate principal amount of the Securities, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

         (a) the offer of the Securities was not made to a person in the United States;

         (b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or
    (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

         (c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and

         (d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

         In addition, if the sale is made during a restricted period, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.

         You and the Issuers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                  Very truly yours,

                  [Name of Transferor]

                  By:____________________________

                  _______________________________
                        Authorized Signature      Signature Medallion Guaranteed


                                       E-2